Exhibit 10.1

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and among Wejo Group Limited, an exempted limited company incorporated under the laws of Bermuda (the “Company”), Virtuoso Acquisition Corp., a Delaware Corporation (“Virtuoso”), and the undersigned subscriber (the “Investor”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company, Virtuoso, Wejo Limited, a private limited company incorporated under the laws of England and Wales (“Wejo”), and the other parties named therein will, immediately following the execution of this Subscription Agreement, enter into that certain Agreement and Plan of Merger, dated as of May 28, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), pursuant to which, inter alia, (i) an indirect, wholly owned subsidiary of the Company will be merged with and into Virtuoso, with Virtuoso surviving as a wholly owned subsidiary of the Company (the “Merger”) and (ii) all of the issued and outstanding stock of Wejo will be contributed to the Company in exchange for Class A common shares (“Class A Common Stock”) of the Company (together with the Merger and the other transactions contemplated by the Transaction Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Investor desires to (a) subscribe for and purchase from the Company that number of shares of Class A Common Stock, par value $0.001 per share set forth on the signature page hereto (the “Shares”) for a purchase price of $10.00 per share (the “Share Purchase Price”), and aggregate purchase price set forth on Investor’s signature page hereto (the “Subscription Amount”), and the Company desires to issue and sell to Investor the Shares in consideration of the payment of the Subscription Amount therefor by or on behalf of Investor to the Company, all on the terms and conditions set forth herein; and

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Investor”) have, severally and not jointly, entered into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such Other Investors have agreed to purchase shares of Class A Common Stock on the Transaction Closing Date (as defined below) at the same per share purchase price as Investor, and the aggregate amount of securities to be sold by the Company pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 10,000,000 shares of Class A Common Stock (“Total Subscribed Amount”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from the Company such number of Shares as is set forth on the signature page of this Subscription Agreement on, and subject to, the terms and conditions provided for herein. The Investor understands and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance by the Company, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company; the Company may do so in counterpart form. Notwithstanding the foregoing or anything to the contrary in Section 9 below, in the event that (i) the Company does not accept the subscription or (ii) the Closing Date (as defined below) shall not have occurred by the Termination Date (as defined below), this Subscription Agreement shall be void and of no further effect and any monies paid by the Investor to the Company in connection herewith shall immediately be returned to the Investor.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and immediately prior to (but subject to) consummation of the Transactions (the closing date of the Transactions, the “Transaction Closing Date”). Upon delivery of written notice from (or on behalf of) the Company and Virtuoso to the Investor (the “Closing Notice”), that the Company reasonably expects all conditions to the closing of the Transactions to be satisfied or waived on an expected Transaction Closing Date that is not less than five (5) business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver the Subscription Amount two (2) business days prior to the expected Closing Date by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice. Prior to or at the Closing, Investor shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8 (or other applicable form or statement specified by the U.S. Department of the Treasury regulations in lieu thereof). On the Closing Date, the Company shall issue the Shares to the Investor free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and subsequently cause the Shares to be registered in book entry form in the name of the Investor on the Company’s share register, and the Company shall provide evidence from the Company’s transfer agent that the Shares were issued to Investor in book-entry form on and as of the Closing Date; provided, however, that the Company’s obligation to issue the Shares to the Investor is contingent upon the Company having received the Subscription Amount in full accordance with this Section 2. This Subscription Agreement shall terminate and be of no further force or effect, without any liability to either party hereto, if the Company notifies the Investor in writing that it has abandoned its plans to move forward with the Transactions and terminates the Investor’s obligations without the delivery of the Shares having occurred. In the event the Transaction Closing Date does not occur within one (1) business day after the expected Transaction Closing Date set forth in the Closing Notice, the Company shall promptly (but not later than one (1) business day thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligation to purchase the Shares at the Closing and Investor shall remain obligated to (A) redeliver funds representing the Subscription Amount to the Company following the Company’s delivery to Investor of a new Closing Notice with a new Closing Date in accordance with this Subscription Agreement and the procedures and timing for the delivery of the Subscription Amount as provided under this Section 2 and (B) consummate the Closing upon the satisfaction of the conditions set forth in Section 3. For purposes of this Subscription Agreement, “business day” shall mean any day other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby;

(ii) the Company Common Shares to be issued in connection with the Transactions shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof;

(iii) the Transaction Agreement (as the same exists on the date of this Subscription Agreement) including, without limitation, any representation or covenant of Virtuoso, the Company, or Wejo in the Transaction Agreement relating to the financial position or outstanding indebtedness of Virtuoso, the Company, or Wejo, shall not have been amended in a manner, and there shall have been no waiver or modification thereunder, that would reasonably be expected to materially and adversely affect the economic benefits that Investor (in its capacity as such) would reasonably expect to receive under this Subscription Agreement without having received Investor’s prior written consent;

(iv) all conditions precedent to the closing of the Transactions shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at and as of the Transaction Closing Date, but subject to the satisfaction or waiver by such party of such conditions as of the consummation of the Transactions;

(v) the subscriptions contemplated by the Other Subscription Agreements shall have been or will be consummated substantially concurrently with the Closing;

(vi) substantially concurrently with the closing of the Transactions, an aggregate of at least $150,000,000 shall be received, or receivable, by the Company pursuant to (i) the closing of the sale of the Shares pursuant to this Subscription Agreement and the Other Subscription Agreements and the satisfaction and waiver of any and all closing conditions under such Other Subscription Agreements shall have occurred or shall be contemplated to occur, plus (ii) the distribution of proceeds by Virtuoso to the Company from the trust account, after the payments in respect of redemptions, plus (iii) any other form of equity financing entered into on or prior to the Closing which is on materially the same terms as this Subscription Agreement; and

(vii) there shall have been no amendment, waiver or modification to any of the Other Subscription Agreements that materially benefits any Other Investor thereunder unless the Investor has been offered substantially the same benefits.

b. The obligation of the Company to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Investor Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date).

c. The obligation of the Investor to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of Virtuoso and the Company contained in this Subscription Agreement (other than the representations and warranties set forth in Sections 5(b), 5(c), 5(k), 6(a), 6(b), 6(c), 6(d) and 6(f) (the “Fundamental Representations”)) shall be true and correct in all material respects (in each case other than representations and warranties that are qualified as to materiality, Virtuoso Material Adverse Effect or Company Material Adverse Effect (each as defined herein and as applicable), which representations and warranties shall be true in all respects), and the Fundamental Representations shall be true and correct in all respects, in each case at and as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Virtuoso and the Company of each of the respective representations, warranties, covenants and agreements of Virtuoso and the Company contained in this Subscription Agreement as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects, or in all respects, as applicable, as of such earlier date); and (ii) each of Virtuoso and the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Virtuoso or the Company to consummate the Closing.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Virtuoso Representations and Warranties. Virtuoso represents and warrants to the Investor that:

a. Virtuoso has been duly formed as a Delaware corporation and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and as shall be conducted following the Merger and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Virtuoso and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and the Company, this Subscription Agreement is enforceable against Virtuoso in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance of this Subscription Agreement and the consummation of the transactions contemplated herein will be done in accordance with the Nasdaq marketplace rules and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Virtuoso or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Virtuoso or any of its subsidiaries is a party or by which Virtuoso or any of its subsidiaries is bound or to which any of the property or assets of Virtuoso is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of Virtuoso and its subsidiaries, taken as a whole (a “Virtuoso Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of Virtuoso to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Virtuoso; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Virtuoso or any of its properties that would reasonably be expected to have a Virtuoso Material Adverse Effect or materially affect the validity of the Shares or the legal authority of Virtuoso to comply in all material respects with this Subscription Agreement.

d. Virtuoso made available to Investor via the United States Securities and Exchange Commission’s (the “SEC”) EDGAR system a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy statement and registration statement and any other documents filed by Virtuoso with the SEC prior to the date of this Subscription Agreement (the “SEC Documents”). None of the SEC Documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that Virtuoso may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes. Virtuoso has timely filed each report, statement, schedule, prospectus, and registration statement that Virtuoso was required to file with the SEC since its inception and through the date hereof, except for its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Documents.

e. There are no pending or, to the knowledge of Virtuoso, threatened, Actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a Virtuoso Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon Virtuoso which would, individually or in the aggregate, reasonably be expected to have a Virtuoso Material Adverse Effect.

f. Virtuoso is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Virtuoso Material Adverse Effect. Virtuoso has not received any written communication from a governmental entity that alleges that Virtuoso is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not, individually or in the aggregate, be reasonably expected to have a Virtuoso Material Adverse Effect.

g. No broker, finder or other financial consultant has acted on behalf of Virtuoso in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Investor. There are no securities or instruments issued by or to which Virtuoso is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Class A Common Stock to be issued pursuant to any Other Subscription Agreement, in each case that have not been or will not be validly waived on or prior to the Closing Date.

h. Virtuoso is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of Virtuoso, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, Virtuoso is a party or by which Virtuoso’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over Virtuoso or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Virtuoso Material Adverse Effect.

i. As of the date of this Subscription Agreement and as of immediately prior to the Closing Date, the authorized capital stock of Virtuoso consists of 100,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “Virtuoso Class A Common Stock”), of which 1,146,197 shares are issued and outstanding and 10,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “Virtuoso Class B Common Stock”), of which 5,750,000 shares are issued and outstanding and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding, except that as of immediately prior to the Closing Date such capitalization will also reflect the authorization and issuance of Virtuoso’s Class C Common Stock, par value $0.0001 per share and any other changes to the capitalization of Virtuoso as provided for in the Transaction Agreement. All (i) issued and outstanding shares of the Virtuoso Class A Common Stock and Virtuoso Class B Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth in the SEC Documents and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Virtuoso any shares of Virtuoso Class A Common Stock, Class B Common Stock or other equity interests in Virtuoso, or securities convertible into or exchangeable or exercisable for such equity interests. Virtuoso has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Virtuoso is a party or by which it is bound relating to the voting of any securities of Virtuoso, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Transaction Agreement. Except as disclosed in the SEC Documents, Virtuoso has no outstanding indebtedness and will not have any outstanding long-term indebtedness as of the Closing Date.

j. Virtuoso has not entered into any subscription agreement, side letter or other agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement and (ii) the Other Subscription Agreements; provided, further, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than to the Investor hereunder. The Other Subscription Agreements have not been amended or waived in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and economic terms that are no more favorable to any such Other Investor thereunder than the economic terms of this Subscription Agreement.

k. Virtuoso is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Virtuoso of this Subscription Agreement, other than: (i) filings required by applicable federal and state securities laws; (ii) the filings required in accordance with Section 13 of this Subscription Agreement; (iii) those required by Nasdaq, including with respect to obtaining approval of Virtuoso’s stockholders; and (iv) any filing, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Virtuoso Material Adverse Effect.

l. Neither Virtuoso nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does Virtuoso or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

m. Except for discussions specifically regarding the offer and sale of the Shares, Virtuoso confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Virtuoso or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement. Virtuoso understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by Virtuoso but which has not been so publicly disclosed, except that Virtuoso may have improperly accounted for its outstanding warrants as equity instruments and may be required to restate its previously filed financial statements to reflect the classification of its outstanding warrants as liabilities for accounting purposes.

n. None of Virtuoso or any of its directors, officers employees, representatives, agents or any person acting on its or their behalf is: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”); (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

o. (i) None of Virtuoso, or any of its directors, officers, employees, representatives, agents or any person acting on its or their behalf has engaged in any activity or conduct that would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended); (ii) Virtuoso has instituted and maintains systems, policies and procedures designed to prevent violation of such laws, regulations and rules; and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over Virtuoso with respect to such laws, regulations and rules is pending and, to Virtuoso’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

6. Company Representation and Warranties. The Company represents and warrants to the Investor that:

a. The Company is validly existing and in good standing under the laws of Bermuda (by which we mean that the Company has paid all fees due to the Bermuda Government which are currently required in order for the Company to maintain its existence in Bermuda), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as amended to the Closing Date).

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against the Company and Virtuoso in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance of this Subscription Agreement, the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Company Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Company Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of the Company nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Shares under the Securities Act.

f. No broker, finder or other financial consultant has acted on behalf of the Company in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Investor.

g. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Class A Common Stock to be issued pursuant to any Other Subscription Agreement, that have not been or will not be validly waived on or prior to the Closing Date.

h. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

i. The Company has not entered into any subscription agreement, side letter or other agreement with any Other Investor or any other investor in connection with such Other Investor’s or investor’s direct or indirect investment in the Company other than (i) the Transaction Agreement and (ii) the Other Subscription Agreements; provided, further, no Other Subscription Agreement includes terms and conditions that are materially more advantageous to any such Other Investor than to the Investor hereunder. The Other Subscription Agreements have not been amended or waived in any material respect following the date of this Subscription Agreement and reflect the same Share Purchase Price and economic terms that are no more favorable to any such Other Investor thereunder than the economic terms of this Subscription Agreement.

j. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than: (i) filings required by applicable federal and state securities laws; (ii) those required by Nasdaq, including with respect to obtaining approval of Company’s stockholders; and (iii) any filing, the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

k. As of the date of this Subscription Agreement and as of immediately prior to the Closing Date, the authorized capital stock of the Company consists of 10 shares of Class A Common Stock, par value $1.00 per share, of which 10 shares are issued and outstanding, except that as of immediately prior to the Closing Date such capitalization will also reflect any changes to the capitalization of the Company as provided for in the Transaction Agreement and to reflect the transactions contemplated in this Subscription Agreement and the Other Subscription Agreements. All (i) issued and outstanding shares of Class A Common Stock have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements and the Transaction Agreement (a true and correct copy of which has been provided to Investor), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any shares of Class A Common Stock or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than as contemplated by the Transaction Agreement and the Transaction Agreements (as defined in the Transaction Agreement).

l. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any of its subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

m. Except for discussions specifically regarding the offer and sale of the Shares, the Company confirms that neither it nor any other person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning Company or any of its subsidiaries, other than with respect to the Transactions and the transactions contemplated by this Subscription Agreement and with respect to any standing non-disclosure agreement that such Investor may have with subsidiaries of the Company with respect to their prior existing business relationships, which such material non-public information will remain subject to such agreements. The Company understands and confirms that Investor will rely on the foregoing representations in effecting transactions in securities of the Company. Except with respect to the Transactions and the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, no event or circumstance has occurred which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

n. None of the Company or any of its directors, officers employees, representatives, agents or any person acting on its or their behalf is: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any other Executive Order issued by the President of the United States and administered by OFAC (collectively “OFAC Lists”); (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States; or (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

o. (i) None of the Company, or any of its directors, officers, employees, representatives, agents or any person acting on its or their behalf has engaged in any activity or conduct that would violate any applicable anti bribery, anti-corruption or anti-money laundering laws, regulations or rules in any applicable jurisdiction (including the U.S. Foreign Corrupt Practices Act of 1977, as amended); (ii) as of the Closing Date, the Company has instituted and maintains policies requiring continued compliance with such laws, regulations or rules and (iii) no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator having jurisdiction over the Company with respect to such laws, regulations and rules is pending and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

p. No disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) under the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares, except that, pursuant to the Transaction Agreement the Class A Common Stock will be offered to existing Virtuoso shareholders as consideration for the Merger.

q. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

r. Neither the Company, its subsidiaries or any of their affiliates, nor any person acting on their behalf will, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity that is a Prohibited Investor.

7. Investor Representations and Warranties. The Investor represents and warrants to Virtuoso and the Company that:

a. The execution, delivery and performance by Investor of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Investor or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor or any of its subsidiaries is a party or by which Investor or any of its subsidiaries is bound or to which any of the property or assets of Investor or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Investor to enter into and timely perform its obligations under this Subscription Agreement (an “Investor Material Adverse Effect”), (ii) if Investor is not an individual, result in any violation of the provisions of the organizational documents of Investor or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Investor or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Investor Material Adverse Effect.

b. The Investor (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), (b) an Institutional Account as defined in FINRA Rule 4512(c) or (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Investor’s participation in the purchase of the Shares, in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A). The Investor is not an entity formed for the specific purpose of acquiring the Shares.

c. The Investor understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act and that the Company is not required to register the Shares except as set forth in Section 8 of this Subscription Agreement. The Investor understands that the Shares may not be resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states and other jurisdictions of the United States and other applicable jurisdictions, and that any certificates or book entry positions representing the Shares shall contain a restrictive legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144); as a result the Investor may not be able to readily resell the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Shares will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. The Investor understands that it has been advised to consult legal, tax and accounting counsel prior to making any offer, resale, pledge or transfer of any of the Shares. Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Shares are a suitable investment for Investor, notwithstanding the substantial risks inherent in investing in or holding the Shares.

d. The Investor understands and agrees that the Investor is purchasing the Shares directly from the Company. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of the Company, Virtuoso, Wejo, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in this Subscription Agreement.

e. If the Investor is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. In making its decision to purchase the Shares, Investor represents that it has relied solely upon independent investigation made by Investor, the investor presentation to be filed by Virtuoso as an exhibit to its Current Report on Form 8-K filed pursuant to Section 13 below and the representations, warranties and covenants of the Company and Virtuoso contained in this Subscription Agreement. Without limiting the generality of the foregoing, Investor has not relied on any statements or other information provided by anyone (including the Placement Agents (as defined below)), other than the Company and Virtuoso and their respective representatives concerning the Company or Virtuoso or the Shares or the offer and sale of the Shares. Investor acknowledges and agrees that Investor has received such information as Investor deems necessary in order to make an investment decision with respect to the Shares, including with respect to the Company, Wejo, Virtuoso and the Transactions. Investor represents and agrees that Investor and Investor’s professional advisor(s), if any, have (i) received, reviewed and understood the offering materials made available to Investor and (ii) had the full opportunity to ask such questions, receive such answers and obtain such information as Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. Investor represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Shares and the business condition (financial or otherwise), management, operations, properties and prospects of the Company, Wejo, and Virtuoso, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

g. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and Virtuoso, the Company, Wejo or a representative of Virtuoso, the Company or Wejo, and the Shares were offered to the Investor solely by direct contact between the Investor and Virtuoso, the Company, Wejo or a representative of Virtuoso, the Company or Wejo. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Virtuoso, Wejo, the Placement Agents or their respective affiliates or any of its or their control persons, officers, directors, employees or representatives), other than the representations and warranties of the Company and Virtuoso contained in this Subscription Agreement, in making its investment or decision to invest in the Company.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that it shall be responsible for any of its tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that none of the Company, Virtuoso or Wejo have provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

i. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Company. The Investor acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the Placement Agents or any of their affiliates or any of its or their control persons, officers, directors, employees or representatives concerning the Company, Virtuoso, Wejo, the Transaction, the Transaction Agreement, the Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

k. The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. If Investor is not an individual, the Investor has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Investor is an individual, Investor has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and, assuming the due authorization, execution and delivery of the same by Virtuoso and the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

n. Neither the Investor nor, as applicable, any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Investor also represents that, to the extent applicable, the Investor maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, or the United Kingdom. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived.

o. No disclosure or offering document has been prepared by Moelis & Company LLC, Cohen & Company Inc. and The Growth Stage Inc. or any of their respective affiliates (the “Placement Agents”) in connection with the offer and sale of the Shares.

p. The Investor understands that Placement Agents and each of their directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by the Company.

q. In connection with the issue and purchase of the Shares, the Placement Agents have not acted as the Investor’s financial advisor or fiduciary. The Investor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Placement Agents with respect to any breach or alleged breach of any fiduciary or similar duty to the Investor in connection with the transactions contemplated by this Subscription Agreement or any matters leading up to such transactions.

r. The Investor has or has commitments to have, and at the Closing will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares when required pursuant to this Subscription Agreement.

s. The Investor’s domicile and principal place of business are as set forth on the signature page to this Subscription Agreement and such jurisdictions are the only jurisdictions in which an offer to sell, or the solicitation of an offer to buy, the Shares was made to the Investor.

t. Neither the Investor nor its affiliates or any of their respective officers or directors have employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Subscription Agreement or the transactions contemplated hereby.

u. As of the Transaction Closing Date, Investor has not entered into a binding commitment, and does not have any plan or intention, to sell, transfer or otherwise dispose of any Shares.

8. Registration Rights.

The Company agrees that, within fifteen (15) business days after the consummation of the Transaction, it will file with the SEC (at the its sole cost and expense) a registration statement registering the resale (the “Registration Statement”) of the Shares acquired by the Investor pursuant to this Agreement (the “Registrable Shares”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Registration Statement, the ninetieth (90h) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “Effectiveness Deadline”); provided, that if such falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business. In connection with the foregoing and with all transactions contemplated by this Subscription Agreement, the Investor shall not be required to execute any lock-up or similar agreement with respect to the Shares. The Company agrees to cause such Registration Statement, or another shelf registration statement (if so then eligible to file such a shelf registration statement) that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the fourth anniversary of the Closing, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement or (iii) on the first date on which the Investor may sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 of the Securities Act (“Rule 144”) within 90 days, including, without limitation any restrictions as to the amount of such securities that may be sold and any volume or manner-of-sale restrictions under Rule 144. The Investor agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Investor agrees that the Company may suspend the use of any such registration statement, for a continuous period of up to 60 days not more than twice in any 12-month period, if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act. The Company’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to the Company such information regarding the Investor, the securities of the Company held by the Investor and the intended method of disposition of such Shares as shall be reasonably requested by the Company, at least five (5) business days prior to the anticipated filing date of the Registration Statement to effect the registration of such Shares, and the execution of such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

a. The Company will provide a draft of the Registration Statement to the Investor for review at least three (3) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement.

b. If the SEC prevents the Company from including any or all of the Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC and (ii) the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders.

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Investor as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, for as long as Investor continues to hold Registrable Shares.

(ii) advise Investor within three Business Days:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of the issuance by the SEC of any stop order or other matter causing the suspension of the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus included therein so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to Investor of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 8(c)(ii)(4), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Shares to be listed on the primary securities exchange or market, if any, on which the shares issued by the Company have been listed; and

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby and to enable Investor to sell the Shares under Rule 144.

d. In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, the Company shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within five (5) trading days of any such request therefor from the Investor, provided that the Company and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Investor by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, including, if required by the Transfer Agent or the Company, an opinion of Investor’s counsel, in a form reasonably acceptable to the Transfer Agent and the Company, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that the Company remove any legend from the book entry position evidencing its Shares following the earlier of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144 or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 8(d) and within five (5) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. The Company shall be responsible for the fees of the Transfer Agent and all DTC fees associated with such issuance. The Company shall provide a personal contact at the Company’s transfer agent and shall use its commercially reasonable efforts to cause the transfer agent to respond promptly to legend removal requests made pursuant to Section 8(d).

e. Indemnification.

(i) The Company agrees to indemnify, to the fullest extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders and each person who controls Investor (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of such Investor expressly for use therein.

(ii) In connection with any Registration Statement in which an Investor is participating, such Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person or entity who controls the Company(within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of such Investor expressly for use therein; provided, however, that the liability of such Investor shall be several and not joint with any other investor and shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault or culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made or knowledge obtained by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 8(f) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that each indemnifying party’s obligation to make a contribution pursuant to this Section 8(f)(v) shall be individual and not joint and several, and that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(f)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(f)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) the Company’s notification to the Investor in writing that it has abandoned its plans to move forward with the Transactions and terminates the Investor’s obligations with respect to the subscription without the delivery of the Shares having occurred, (d) if conditions to Closing set forth in Section 3 are not satisfied at, or are not capable of being satisfied on or prior to, the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, or (e) March 31, 2022 (the “Termination Date”), if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such breach. The Company shall notify the Investor of the termination of the Transaction Agreement promptly after the termination of such agreement.

10. Trust Account Waiver. The Investor acknowledges that Virtuoso is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving Virtuoso and one or more businesses or assets. The Investor further acknowledges that, as described in Virtuoso’s prospectus relating to its initial public offering dated December 28, 2020 (the “2020 Prospectus”) available at www.sec.gov, substantially all of Virtuoso’s assets consist of the cash proceeds of Virtuoso’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of Virtuoso, its public shareholders and the underwriter of Virtuoso’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to Virtuoso to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the 2020 Prospectus. For and in consideration of Virtuoso entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided however, that nothing in this Section 10 shall (x) serve to limit or prohibit the Investor’s right to pursue a claim against Virtuoso for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the Investor may have in the future against Virtuoso’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).

11. Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, (i) other than an assignment to any affiliate of the Investor or fund or account advised or managed by the same investment manager as the Investor or an affiliate thereof, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions or (ii) otherwise approved in writing by the Company and Virtuoso, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby. Neither this Subscription Agreement nor any rights that may accrue to the Company or Virtuoso hereunder or any of the Company’s or Virtuoso’s obligations may be transferred or assigned other than pursuant to the Transactions.

b. The Company may request from the Investor such additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. The Investor acknowledges that the Company may file a copy of this Subscription Agreement with the SEC as an exhibit to a periodic report or registration statement of the Company.

c. Each party hereto acknowledges that the other parties hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties made by such party and contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein with respect to it are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify such other parties if they are no longer accurate in all respects).

d. The Company, Virtuoso, Wejo, the Investor and the Placement Agents are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, provided, however, that the foregoing clause of this Section 11(d) shall not give the Placement Agents any rights other than those expressly set forth herein.

e. All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto; provided, however, that the closing condition pursuant to Section 3(a)(vi) of this Subscription Agreement and the Other Subscription Agreements may be waived or amended by the Investor or Other Investors representing in the aggregate at least 75% of the Total Subscribed Amount and the approval of such waiver and or amendment by the Company and Virtuoso. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

g. The Investor does not have, as of the date hereof, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth in this Section 11(g) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

h. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 11(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successor and assigns.

i. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

j. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

k. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

l. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

m. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.

12. Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their affiliates or any of its or their control persons, officers, directors, partners employees, agents or representatives of any of the foregoing), other than the statements, representations and warranties of Virtuoso and the Company expressly contained in Sections 5 and 6, respectively, of this Subscription Agreement, in making its investment or decision to invest in the Company. The Investor acknowledges and agrees that (i) no other investor pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Company’s capital stock (including the respective controlling persons, officers, directors, partners, employees, agents or representatives of any investor), (ii) the Placement Agents, their affiliates or any of its or their control persons, officers, directors, partners, employees, agents or representatives of any of the foregoing or (iii) any other party to the Transaction Agreement, including any such party’s representatives, affiliates or any of its or their control persons, officers, directors, partners, employees or agents, that is not a party hereto shall be liable to the Investor, or to any other investor, pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Company’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares hereunder or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Virtuoso, the Company, Wejo, the Placement Agents or any Non-Party Affiliate concerning Virtuoso, the Company, Wejo, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of Virtuoso, the Company, Wejo, any Placement Agents or any of Virtuoso’s, the Company’s or any Placement Agent’s controlled affiliates or any family member of the foregoing.

13. Press Releases. Virtuoso shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the transactions contemplated by this Subscription Agreement, all material terms of the Transactions and any other material, non-public information that Virtuoso has provided to the Investor at any time prior to the filing of the Disclosure Document. From and after the disclosure of the Disclosure Document, to the knowledge of Virtuoso and the Company, the Investors shall not be in possession of any material, non-public information received from Virtuoso, the Company or Wejo or any of its officers, directors or employees, except for any such Investor who has a confidentiality agreement in effect with respect to information not otherwise provided in the Disclosure Document. All press releases or other public communications relating to the transactions contemplated hereby between Virtuoso, the Company and the Investor, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) Virtuoso, (ii) the Company and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor; provided, that neither the Company nor the Investor shall be required to obtain consent pursuant to this Section 13 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 13. The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to the Company or Virtuoso, to:

Virtuoso Acquisition Corp.

180 Post Road East, Suite 201

Westport, CT 06880

Attention:	Jeffrey Warshaw
Email:	jeff@virtuosoacquisition.com

with copies to (which shall not constitute notice), to:

Arnold & Porter Kaye Scholer LLP
250 W. 55th Street
New York, New York 10019

Attention:	Lowell Dashefsky
Jonathan Levine
Christopher Peterson
Email:	lowell.dashefsky@arnoldporter.com
jonathan.levine@arnoldporter.com
christopher.peterson@arnoldporter.com

and

Wejo Limited
ABC Building
21-23 Quay Street

Manchester M3 4AE

Attn: Mina Bhama

E-mail: mina.bhama@wejo.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Jackie Cohen

James Harvey

E-mail: Jackie.cohen@weil.com

James.harvey@weil.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

Confidential

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: ________, 2020

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:
Facsimile No.:	Facsimile No.:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Virtuoso in the Closing Notice). To the extent the offering is oversubscribed, the number of Shares received may be less than the number of Shares subscribed for.

Confidential

IN WITNESS WHEREOF, Virtuoso Acquisition Corp. and the Company have accepted this Subscription Agreement as of the date set forth below.

VIRTUOSO ACQUISITION CORP.

By:
Name:
Title:

Date: , 2021

Wejo Group Limited

By:
Name:
Title:

Date: , 2021

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐  We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

☐ We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

**** OR***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2. ☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐  Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐  Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐  Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐  Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐  Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

C.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ I am an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ I am a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐  Any natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000; provided that in connection with this calculation (a) such person’s primary residence is not included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of such person’s primary residence as of the date hereof is not included as a liability (except that if the amount of such indebtedness outstanding as of the date hereof exceeds the amount outstanding 60 days before the date hereof, other than as a result of the acquisition of such person’s primary residence, the amount of such excess is included as a liability) and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of such person’s primary residence as of the date hereof is included as a liability.

☐  Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

D.	AFFILIATE STATUS (Please check the applicable box) INVESTOR:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.